UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2026

Procore Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40396	73-1636261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6309 Carpinteria Avenue, Carpinteria, CA	93013
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 477-6267

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock, $0.0001 par value	PCOR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2026, the Board of Directors (the “Board”) of Procore Technologies, Inc. (the “Company”) unanimously appointed Rachel Pyles as Chief Financial Officer Designate (“CFO Designate”) of the Company and Robert Walter Hearn as Chief Revenue Officer Designate (“CRO Designate”) of the Company, each effective as of March 10, 2026 (the “Initial Start Date”). In addition, the Board unanimously approved the appointment of Ms. Pyles as Chief Financial Officer (“CFO”) and Treasurer of the Company and Mr. Hearn as Chief Revenue Officer (“CRO”) of the Company, each effective as of April 1, 2026 (the “Transition Date”). Howard Fu will continue to serve as the Company’s CFO and Treasurer and Lawrence Stack will continue to serve as the Company’s CRO until the Transition Date, after which each of them will move into strategic advisory roles for a brief period to support the transitions.

CFO Transition

Ms. Pyles, age 42, served as Chief Financial Officer and Senior Vice President of Finance of Ansys, Inc. (“Ansys”), an engineering simulation software company, from February 2024 until July 2025, when it was acquired by Synopsys, Inc. (“Synopsys”), an electronic design automation company. In her role at Ansys, Ms. Pyles was responsible for managing the company’s financial strategy, planning, and reporting. Following the acquisition of Ansys, Ms. Pyles served as Finance Transition Executive at Synopsys from July 2025 to January 2026, where she supported the transition of finance responsibilities related to Ansys to the Chief Financial Officer of Synopsys. From April 2023 to February 2024, Ms. Pyles served as Vice President, Strategic Finance at Ansys, where she oversaw the company’s financial planning and analysis function. Prior to Ansys, Ms. Pyles served as Senior Vice President, Finance, at Fidelity National Information Services, Inc. (“FIS”), a financial technology solutions provider, from July 2019 to April 2023, where she led the finance team for the merchant solutions segment. Ms. Pyles joined FIS through its acquisition of payment processing provider Worldpay, Inc. (“Worldpay”) in July 2019. Prior to joining FIS, Ms. Pyles held various leadership positions at Worldpay and its predecessors Vantiv, Inc. and Fifth Third Procession Solutions, LLC in corporate finance, finance transformation, and financial planning and analysis. Ms. Pyles holds a B.S. in Business Administration with concentrations in Finance and Investment Management from Duquesne University.

Pursuant to Ms. Pyles’s offer letter dated March 10, 2026 (the “CFO Offer Letter”), a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference, Ms. Pyles will earn an annual base salary of $450,000 beginning on the Initial Start Date. She will also be eligible to earn an annual target bonus equal to 75% of her annual base salary under the Company’s 2026 executive bonus program. Ms. Pyles will also receive a one-time sign-on bonus of $50,000.

In connection with her appointment, Ms. Pyles was granted a restricted stock unit (“RSU”) award under the Company’s 2021 Equity Incentive Plan, as amended (the “2021 EIP”), for shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) with a target value equal to $8.1 million. The target value of the RSU award was converted into an actual number of RSUs using the volume-weighted average closing price of a share of the Common Stock on the New York Stock Exchange over the 15-trading day period immediately preceding the third business day prior to the Initial Start Date (such price, the “Grant Price”). One-fourth (1/4th) of the RSUs will vest on February 20, 2027, and the remaining RSUs will vest in equal installments over the three-year period thereafter on each subsequent quarterly company vesting date (February 20, May 20, August 20, and November 20, each a “Company Vesting Date”), subject to Ms. Pyles’s continuous service through each such vesting date. The RSU award will otherwise be subject to the terms of the 2021 EIP and the Company’s standard form of RSU agreement (the “RSU Agreement”), a copy of which was filed with the 2021 EIP as Exhibit 10.3 to the Company’s Annual Report on Form 10-K filed on February 24, 2026 (the “FY25 Form 10-K”).

In connection with her appointment, Ms. Pyles was also granted a performance-based RSU (“PSU”) award under the 2021 EIP for shares of the Common Stock with a target value equal to $5.4 million. The target value of the PSU award was converted into an actual number of PSUs using the Grant Price. Up to 200% of the PSUs may become eligible to vest (such portion that actually becomes eligible to vest, as determined by the Board or an authorized committee thereof, the “Eligible PSUs”) based on the applicable percentile ranking of the Company’s total shareholder return (“TSR”), as measured over the three-year period beginning on (and including) the Initial Start Date (the “Performance Period”), relative to the TSR of the companies that comprise the S&P Completion Index (CI) Information Technology (the “Index”), measured over the Performance Period. The Eligible PSUs, if any, will vest on the next Company Vesting Date following the date that the number of Eligible PSUs is determined by the Board or an authorized committee thereof (such determination date, the “Certification Date”), subject to Ms. Pyles’s continuous service through the applicable Company Vesting Date.

In the event of a “change in control” or “corporate transaction” (each as defined in the 2021 EIP) before the end of the Performance Period, all then-outstanding TSR-based PSUs will be deemed earned, if at all, (i) using the value of the per share consideration paid or payable in respect of the Common Stock in the transaction, as determined by the Board in good faith, as the ending Company per share price for the Performance Period, and (ii) by shortening the Performance Period solely for purposes of determining the TSR of the other companies in the Index so that the Performance Period is treated as ending on the last trading day prior to the closing date of the transaction (such earned PSUs, if any, the “CIC Eligible PSUs”). If in connection with such transaction, the acquirer assumes or substitutes the CIC Eligible PSUs, they will vest on the last day of the Performance Period (March 9, 2029), subject to Ms. Pyles’s continuous service through the applicable vesting date. However, if Ms. Pyles’s continuous service is terminated by the Company without “cause” (excluding due to death or permanent disability) or due to her resignation for “good reason” (each such term as defined in the Severance Agreement (as defined below)), within three months prior to or 12 months following the closing date of such transaction, then such CIC Eligible PSUs will fully vest immediately prior to the closing of such transaction or upon such termination of continuous service, whichever is later. If the acquirer does not assume or substitute the CIC Eligible PSUs in connection with such transaction, and if Ms. Pyles remains in continuous service through immediately prior to the closing of such transaction or Ms. Pyles’s employment is terminated without “cause” (excluding due to death or permanent disability) or due to her resignation for “good reason” within three months prior to the closing date of such transaction, then such CIC Eligible PSUs will fully vest immediately prior to the closing of the transaction. In the event Ms. Pyles’s service to the Company terminates by reason of death or permanent disability, then if such termination occurs (i) prior to the end of the Performance Period, the PSUs will vest at target level on the date of such termination, (ii) after the end of the Performance Period but before the Certification Date, the PSUs will remain outstanding and eligible to vest on the Certification Date based on actual performance, or (iii) after the Certification Date, the PSUs will fully vest on the date of such termination. Except as set forth herein, the PSU award will otherwise be subject to the terms of the 2021 EIP and the Company’s standard form of executive PSU agreement (a copy of which was filed with the 2021 EIP as Exhibit 10.3 to the FY25 Form 10-K) (the “PSU Agreement”).

Also on March 10, 2026, the Company entered into an indemnification agreement with Ms. Pyles in the form previously approved by the Board and filed as Exhibit 10.1 to the Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2021 (the “Indemnification Agreement”). On the same day, the Company entered into a severance agreement with Ms. Pyles in the form previously approved by the Board and filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q with the SEC on May 2, 2025 (the “Severance Agreement”). Ms. Pyles has also executed our standard proprietary information and inventions agreement.

The foregoing description of Ms. Pyles’s compensation arrangements is a summary only and is subject to and qualified in its entirety by reference to the CFO Offer Letter, the RSU Agreement, the PSU Agreement, the Severance Agreement, and the Indemnification Agreement.

There are no arrangements or understandings between Ms. Pyles and the Company or any other person pursuant to which Ms. Pyles was appointed as the Company’s CFO Designate, or her future appointment as the Company’s CFO and Treasurer. There are no family relationships between Ms. Pyles and any director or executive officer of the Company. Ms. Pyles has no direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01   Regulation FD Disclosure.

On March 10, 2026, the Company issued a press release (the “Press Release”) announcing the appointment of Ms. Pyles as the Company’s CFO Designate and of Mr. Hearn as the Company’s CRO Designate. In the Press Release, the Company also reaffirmed its first quarter fiscal 2026 and full-year fiscal 2026 guidance, as previously announced in its earnings release for its fourth quarter 2025 and full-year fiscal 2025 financial results on February 12, 2026.

The information in this Item 7.01, including the accompanying Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed below are being furnished with this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Offer Letter by and between Rachel Pyles and the Registrant, dated March 10, 2026

99.1	Press Release dated March 10, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Procore Technologies, Inc.

Date: March 10, 2026	By :	/s/ Benjamin C. Singer
Benjamin C. Singer
Chief Legal Officer and Corporate Secretary